Exhibit 10(e)

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         The Employment Agreement between Northwest Natural Gas Company, an Oregon corporation ("NNG"), and Richard G. Reiten ("Reiten") dated October 30, 1995, as previously amended on February 22, 1996 and December 18, 1997 (the "Agreement"), is hereby further amended as follows:

1.  Section 5.2 of the Agreement is amended in its entirety to read as follows:

         "5.2 So that Reiten will be fully vested and eligible for ESRIP benefits on February 28, 2003, NNG shall effective as of February 27, 1996 grant him credit for eight years of prior service for purposes of benefit accrual under Section 2.01 of the ESRIP and credit for three years of prior service for purposes of vesting under Section 2.05 of the ESRIP."

2.  Section 6.1 of the Agreement is amended in its entirety to read as follows:

         "6.1 If Reiten should die before February 28, 2003 and while he is employed pursuant to this Agreement, NNG shall grant to his surviving spouse the full 100% joint and survivor annuity which would have been available if he had been fully vested with 15 years of service credit under the ESRIP on the date of death. In calculating the benefit for his surviving spouse, there shall not be taken into account any reduction under
                  Section 2.02-3 of the ESRIP based on his age on the date of death."

3.  Section 6.2 of the Agreement is amended in its entirety to read as follows:

         "6.2 NNG shall be liable under the ESRIP to pay Reiten the full ESRIP benefit as if he were fully vested with 15 years of service credit under the ESRIP and without reduction under
                  Section 2.02-3 of the ESRIP based on age at retirement, once any of the following conditions has been satisfied:

                  (a) Reiten becomes physically or mentally disabled so that, in the sole judgment of the Organization and Executive Compensation Committee of the Board of Directors, he is unable to fulfill the responsibilities of his office;

                  (b) NNG terminates Reiten without cause, where "cause" has the meaning set forth in paragraph 4(iii) of Reiten's separate severance agreement dated September 24, 1998; or

                  (c) Reiten becomes entitled to receive severance benefits for termination of employment in connection with a change in control, where such entitlement is determined under the provisions of Reiten's separate severance agreement dated September 24, 1998."

4.  Section 6.4 of the Agreement is renumbered as Section 6.3.

5. Sections 6.3, 6.5 and 7 and Exhibit B of the Agreement are hereby deleted in their entirety.

6. Except as otherwise provided herein, all other provisions of the Agreement shall remain in full force and effect.

IT IS SO AGREED:

NORTHWEST NATURAL                           RICHARD G. REITEN
GAS COMPANY

/s/ Robert L. Ridgley                       /s/ Richard G. Reiten
---------------------                       ---------------------
Title: Chairman of the Board                Dated:  September 24, 1998

Dated:  September 24, 1998

APPROVED BY THE BOARD OF DIRECTORS OF NORTHWEST NATURAL GAS COMPANY

                                            By: /s/ Benjamin R. Whiteley
                                            ----------------------------
                                                Its Lead Director
                                            Dated:  September 24, 1998